EXHIBIT 99.1

PRESS RELEASE

NOBLE CORPORATION PLC ANNOUNCES OFFERING OF AN ADDITIONAL $675 MILLION PRINCIPAL AMOUNT OF 8.000% SENIOR NOTES DUE 2030

Sugar Land, Texas, August 8, 2024 – Noble Corporation plc (“Parent” and together with its subsidiaries, “Noble”) (NYSE: NE, CSE: NOBLE) today announced that Noble Finance II LLC (the “Issuer”), a wholly owned subsidiary of Parent, has commenced an offering (the “Offering”) of an additional $675 million in aggregate principal amount of its 8.000% Senior Notes due 2030 (the “New Notes”). Noble intends to use the net proceeds from the Offering to fund the cash consideration in connection with its pending merger with Diamond Offshore Drilling, Inc. and for general corporate purposes.

The New Notes will be issued as additional notes under the indenture pursuant to which the Issuer previously issued $600 million aggregate principal amount of 8.000% Senior Notes due 2030 (the “Existing Notes”) in 2023, all of which remain outstanding. The New Notes will have the same terms as the Existing Notes, other than the issue date, the issue price, the first date on which interest will be paid and the first date from which interest will accrue, and will be treated as a single series with the Existing Notes under the indenture. The Existing Notes are, and the New Notes will be, guaranteed by certain direct and indirect restricted subsidiaries of the Issuer that guaranty the Issuer’s revolving credit facility. Upon settlement, the New Notes are expected to have the same CUSIP numbers as the Existing Notes, except that the New Notes issued pursuant to Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), will trade separately under a different CUSIP number until 40 days after the settlement date of the New Notes.

The New Notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to persons outside the United States only in compliance with Regulation S. The New Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the New Notes or any other security of Noble, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. All statements other than statements of historical facts included in this communication are forward looking statements, including those regarding the Offering, the terms of the New Notes and the use of proceeds therefrom. Forward-looking statements involve risks, uncertainties and assumptions, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. When used in this communication, or in the documents incorporated by reference, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “possible,” “potential,”

“predict,” “project,” “should,” “would,” “shall,” “target,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. Risks and uncertainties include, but are not limited to, those detailed in Noble’s most recent Annual Report on Form 10-K, Quarterly Reports Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

About Noble Corporation plc

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. For further information visit www.noblecorp.com or email investors@noblecorp.com.